Exhibit 1.1

Execution Version

60,500,000 Shares

VICI PROPERTIES INC.

(A Maryland corporation)

COMMON STOCK ($0.01 PAR VALUE PER SHARE)

UNDERWRITING AGREEMENT

January 31, 2018

January 31, 2018

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

as Representatives of the several Underwriters named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

VICI Properties Inc., a Maryland corporation (the “Company”), and VICI Properties L.P., a Delaware limited partnership (the “Operating Partnership”), each confirms its respective agreements with you as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”) with respect to the proposed issuance and sale of 60,500,000 shares of the Company’s Common Stock, $0.01 par value per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 9,075,000 shares of its Common Stock, $0.01 par value per share (the “Additional Shares”), if and to the extent that you, as Representatives of the Underwriters, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of Common Stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” This underwriting agreement is herein referred to as the “Agreement.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-11 (No. 333-221997) relating to the Shares. The registration statement as amended at the time it is declared effective by the Commission, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. For purposes of this Agreement, the term “Time of Sale” means 5:30 p.m. (New York City time) on the date hereof.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares.” Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

1. Representations and Warranties. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it was declared effective by the Commission, did not contain and, as amended or supplemented, if applicable, will not as of the date of any such amendment or supplement contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus, or any free writing prospectus, when considered together with the Time of Sale Prospectus, does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and on the Closing Date (as defined in Section 4), as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, as of the date of such amendment or supplement, the Closing Date and any Option Closing Date (as defined in Section 2) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, it being understood and agreed that the only such information is the information in the third, eleventh, thirteenth, fourteenth, fifteenth and sixteenth paragraph under the heading “Underwriting,” in each case contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus (collectively, the “Underwriter Information”).

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, including the Operating Partnership, taken as a whole (“Material Adverse Effect”).

(e) VICI Properties GP LLC (the “General Partner”) has the limited liability company power and authority, as the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement.

(f) Each subsidiary of the Company has been duly organized, is validly existing as a corporation, limited liability company, limited partnership or other type of entity or organization, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, organization or formation, has the corporate, partnership, limited liability company or similar power and authority to own, operate and lease its properties and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. The Company is and will be the sole member of the sole general partner of the Operating Partnership. The General Partner is and will be the sole general partner of the Operating Partnership. The only subsidiaries of the Company are (A) the subsidiaries of the Company listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary,” as defined in Rule 1-02 of Regulation S-X. The Operating Partnership, the General Partner, VICI Properties 1 LLC, Claudine Propco LLC, Claudine Property Owner LLC, CPLV Property Owner LLC, New Horseshoe Hammond LLC, CPLV Mezz 1 LLC, CPLV Mezz 2 LLC and CPLV Mezz 3 LLC are the only “significant subsidiaries” of the Company, as the term “significant subsidiary” is defined in Rule 1-02 of Regulation S-X.

(g) This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(h) The authorized Common Stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(i) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of Common Stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of the Company.

(j) The Shares have been duly authorized and, when issued and delivered pursuant to due authorization by the Company’s board of directors (the “Board”) or a duly authorized committee thereof in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. The certificates, if any, to be used to evidence the Shares will, at the Closing Time, be in due and proper form and will comply in all material respects with all applicable legal requirements, the requirements of Maryland state law, the charter and the bylaws of the Company and the requirements of the New York Stock Exchange (the “NYSE”).

(k) The Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of October 6, 2017 (the “Partnership Agreement”), is in full force and effect. All of the outstanding partnership interests (“OP Units”) of the Operating Partnership have been duly authorized and are validly issued in accordance with the Partnership Agreement, and, except for restrictions on transferability in the Partnership Agreement or as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding partnership interests of the Operating Partnership are owned by the Company directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or partnership interests of the Operating Partnership. The OP Units to be issued to the Company in connection with the Company’s issuance of the Shares, upon the contribution by the Company to the Operating Partnership of the proceeds from the sale of the Shares to be issued and sold by the Company pursuant to this Agreement, will be duly authorized for issuance by the Operating Partnership to the Company, and at the time of their issuance will be validly issued in accordance with the Partnership Agreement. None of the OP Units have been or, upon issuance as provided in the prior sentence, will be issued in violation of the preemptive or other similar rights of any security holder of the Operating Partnership or any other person or entity. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there will be no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of the Operating Partnership.

(l) All of the outstanding shares of capital stock or other ownership interests of each subsidiary other than the Operating Partnership have been duly authorized and are validly issued, and are, to the extent applicable, fully paid and non-assessable, and, except for restrictions on transferability in the organizational documents or as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Company’s subsidiaries other than the Operating Partnership are owned by the Company either directly or through subsidiaries that are wholly-owned, free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind. Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any subsidiary other than the Operating Partnership.

(m) The Partnership Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms.

(n) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the heading “Business—Our Relationship with Caesars,” insofar as such statements summarize the Formation Lease Agreements, the HLV Lease Agreement, the Management and Lease Support Agreements, the Amended and Restated Right of First Refusal Agreement, the Call Right Agreements, the Put-Call Agreement, the Golf Course Use Agreement and the Tax Matters Agreement (each as defined in the Registration Statement, the Time of Sale Prospectus and the Prospectus), are accurate and fair summaries of such agreements in all material respects.

(o) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company is not currently prohibited, directly or indirectly, from making any distributions to its shareholders to the extent permitted by applicable law and (ii) no subsidiary is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company to the extent permitted by applicable law, from making any other distribution on such subsidiary’s capital stock or other equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.

(p) Neither the Company nor any of its subsidiaries is (i) in violation of its articles of incorporation, charter, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational document, as applicable, as amended or supplemented, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties of the Company or any of its subsidiaries (the “Properties”) or any other assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and

Instruments”), or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or the Properties or any of their respective other assets or operations, except, in the case of clauses (ii) and (iii) of this sentence, for any such defaults or violations that would not have a Material Adverse Effect. The execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not (i) contravene any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries, (ii) result in the violation of the organizational documents of the Company, the Operating Partnership or any of their respective subsidiaries or (iii) result in a breach or violation of any Agreements and Instruments binding upon the Company, the Operating Partnership or any of their respective subsidiaries, except, in the case of clauses (i) and (iii) of this sentence, for any such contravention, breach or violation that would not have a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company or the Operating Partnership of their respective obligations under this Agreement, except (i) the order of the Commission declaring effective the Registration Statement, (ii) as have been obtained or made (or will be prior to the Closing Date under the Securities Act) by the Company or the Operating Partnership and (iii)(A) such as may be required by the securities laws of any U.S. state or non-U.S. jurisdiction or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Shares, (B) such approvals as have been obtained in connection with the approval of the Shares for listing on the NYSE, and (C) such approvals as have been obtained under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the execution and delivery by the Company and the Operating Partnership of, and the performance by the Company and the Operating Partnership of their respective obligations under, this Agreement will not constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any other assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such Repayment Events, liens, charges or encumbrances that would not have a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(q) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which have been properly waived, there are no persons with registration rights or other similar rights to have any equity or equity-derivative securities registered for sale pursuant to the Registration Statement or the Prospectus or otherwise registered for sale or sold under the Securities Act by either of the Company or the Operating Partnership.

(r) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(s) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the Properties is subject other than proceedings (i) accurately described in all material respects in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (ii) that would not have a Material Adverse Effect or a material adverse effect on the power or ability of the Company or the Operating Partnership to perform its respective obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement, the Time of Sale Prospectus and the Prospectus or (iii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(t) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(u) Each of the Company and the Operating Partnership is not, and immediately after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) The Company, its subsidiaries and Harrah’s Joliet Landco LLC, which is the only joint venture in which either of the Company or any of its subsidiaries owns an interest, (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(w) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) and there are no notices of potential liability or claims pending or, to the knowledge of the Company or the Operating Partnership, threatened against the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC or any of the Properties concerning Environmental Laws, which would, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; neither the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC nor, to the knowledge of the Company or the Operating Partnership, any other person has contaminated or caused conditions that threaten to contaminate any of the Properties with Hazardous Materials (as defined below), except for such contamination or threats of contamination would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; none of the Properties is included on or, to the knowledge of the Company or the Operating Partnership, is proposed for inclusion on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §. 9601 et seq., or any similar list or inventory of contaminated properties, the result of which would, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. As used herein, “Hazardous Material” shall mean any hazardous material, hazardous waste, hazardous substance, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, petroleum, petroleum waste, radioactive material, biohazardous material, explosive or any other material, the presence of which in the environment is prohibited, regulated, or serves as the basis of liability, as defined, listed, or regulated by any applicable federal, state, or local environmental law, ordinance, rule, or regulation.

(x) (i) None of the Company or its subsidiaries or affiliates, or any director or officer thereof, or, to the Company’s or the Operating Partnership’s knowledge, any employee, agent or representative of the Company or of any of the Company’s subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person, in violation of any applicable anti-corruption laws; (ii) the Company and its subsidiaries and controlled affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(y) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of applicable jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(z) (i) None of the Company, any of its subsidiaries, or any director or officer thereof, or, to the Company’s or the Operating Partnership’s knowledge, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii) The Company and the Operating Partnership will not, directly or indirectly, use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years (or, if later, since formation or organization), the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus: (i) the Company and its subsidiaries taken as a whole have not incurred or agreed to incur any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding common stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its common stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries taken as a whole.

(bb) (i) The Company, either directly or through a subsidiary, or Harrah’s Joliet Landco LLC has good and marketable fee or leasehold title to the Properties, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including in descriptions of mortgages and secured indebtedness) or (B) do not, singly or in the aggregate, materially and adversely affect the value of such Properties and do not materially interfere with the use made or proposed to be made of such Property by the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC; (ii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC owns any material real property other than the Properties described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being so owned; (iii) each of the ground leases relating to a Property, if any, material to the business of the Company, its subsidiaries and Harrah’s Joliet Landco LLC, taken as a whole, and under which the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC holds the Properties, is in full force and effect, with such exceptions as do not materially interfere with the use made or proposed to be made of such Property by the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC, and (A), except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no default or event of default by the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto has occurred under any such ground lease with respect to such Property and none of the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC has received any notice of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a material default under such ground lease and (B) none the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC has received any notice of any material claim of any sort that has been asserted any ground lessor under a ground lease threatening the rights of the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC to the continued possession of the leased premises under any such ground lease; (iv) except as (A) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (B) as would not be reasonably expected to have a Material Adverse Effect, to the knowledge of the Company or the Operating Partnership, no lessee of any of the Properties is in default under any of the leases relating to the Properties and neither the Company nor any of its subsidiaries knows of any event which, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any such lease; (v) other than those that (A) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including in descriptions of mortgages and secured indebtedness) or (B) do not, singly or in the aggregate, materially and adversely affect the value of such Properties and do not materially interfere with the use made or proposed to be made of such Property by the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC, there are no liens, charges, encumbrances, claims or restrictions on any of the Properties and the assets of the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC; (vi) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, no tenant under any of the leases at the Properties has any option or right of first refusal to purchase all or part of any of the premises under such lease; (vii) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties) and deed restrictions or other covenants, except for such failures to comply that would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect; (viii) none of the Company, any of its subsidiaries or Harrah’s Joliet Landco LLC has (A) received from any governmental authority any written notice of any condemnation of or zoning change materially adversely affecting the Properties, or (B) knowledge of any pending or threatened condemnation proceedings, zoning change or other proceeding or action that will materially affect the use or value of any of the Properties; and (ix) the mortgages and deeds of trust that encumber the Properties are not convertible (in the absence of foreclosures) into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted to any indebtedness other than indebtedness of the Company or any of its subsidiaries or cross-collateralized with any property other than other Properties or assets owned directly or indirectly by the Company and its subsidiaries.

(cc) Each of the partnership agreements, declarations of trust or trust agreements, limited liability company agreements (or other similar agreements) and joint venture agreements to which the Company or any of its subsidiaries is a party has been duly authorized, executed and delivered by such applicable party and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and the execution, delivery and performance of any of such agreements did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter or bylaws of such party or any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court order or decree.

(dd) To the knowledge of the Company, (i) water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable property, and (ii) each of the Properties has legal access to public roads and all other roads necessary for the use of the applicable Property, in each case except where the failure to be so available or have such access would not have a Material Adverse Effect.

(ee) Except as (i) are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) do not have a material adverse effect on the Company or the Operating Partnership, there are no contracts or agreements with respect to the direct or indirect acquisition or disposition by the Company or the Operating Partnership of interests in assets or real property that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not already so described.

(ff) The Company has not received any written communication regarding a tenant’s or guarantor’s termination of or intent not to renew any of its leases or guarantee agreements with the Company or any of its subsidiaries, and no such termination or non-renewal has been threatened in writing to the Company or any of its Subsidiaries by any other party thereto, in each case that would have a Material Adverse Effect.

(gg) The Company and its subsidiaries own or possess the right to use, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently used by them in connection with the business now operated by them, except where the failure to do so would not be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(hh) No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is imminent, which, in either case, would be reasonably expected to result in a Material Adverse Effect; and (ii) neither the Company nor any of its subsidiaries has violated (A) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (B) any applicable wage or hour laws, except for any such violations that would not have a Material Adverse Effect.

(ii) The Company and each of its subsidiaries are insured by insurers of, in their reasonable judgment, recognized financial responsibility (determined as of the date such insurance was obtained) against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, which refusal would be reasonably expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such coverage expires or (ii) to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not be reasonably expected to have a Material Adverse Effect. To the best knowledge of the Company and the Operating Partnership, Caesars Entertainment Corporation and/or its subsidiaries maintain insurance on the Properties with carriers against such risks and in such amounts as the Company and the Operating Partnership deem prudent in their reasonable judgment.

(jj) Except where any such failure to do so would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(kk) Except as would not be reasonably expected to have a Material Adverse Effect: (i) each of the Company and the Operating Partnership is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) for which notice has not been waived has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company or the Operating Partnership would have any material liability; (iii)

neither the Company nor the Operating Partnership has incurred or expects to incur material liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412, 403, 431, 432 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and (iv) each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred thereunder, whether by action or by failure to act, which would cause the loss of such qualification.

(ll) The combined financial statements of Caesars Entertainment Outdoor included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position of Caesars Entertainment Outdoor as of the dates shown and its results of operations, shareholders’ equity and cash flows for the periods shown; the balance sheets of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, present fairly in all material respects the financial position of the Company as of the dates shown; the combined statement of investments of real estate assets to be contributed to the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, presents fairly in all material respects the real estate assets to be contributed to the Company as of the dates shown; said financial statements have been prepared in conformity with the generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except to the extent expressly otherwise stated in the related notes thereto. The supporting schedules, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects in accordance with GAAP the information stated therein. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement, the Time of Sale Prospectus and the Prospectus have been prepared in accordance in all material respects with the applicable requirements of Regulation S-X under the Securities Act with respect to pro forma financial statements, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, and the related adjustments used therein give appropriate effect to the transactions and circumstances referred to therein and the pro forma columns therein reflect the proper application of these adjustments to the corresponding historical financial statement amounts. Other than the historical and the pro forma financial statements (and schedules) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus or as expressly permitted by the Commission, no other historical or pro forma financial statements (or schedules) are required by the Securities Act to be included therein under the Securities Act or the rules and regulations thereunder. All disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Item 10 of Regulation S-K under the Securities Act, in each case to the extent applicable. To the Company’s knowledge, the circled information set forth in Schedule III included in the Registration Statement, the Time of Sale Prospectus and the Prospectus is not false or misleading, under the circumstances it is presented, in any material respects.

(mm) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions of the Company and its subsidiaries are executed in accordance with management’s general or specific authorizations; (ii) transactions of the Company and its subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets of the Company and its subsidiaries is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of the Company and its subsidiaries is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recently audited financial statements, no material weakness in the Company’s internal control over financial reporting (whether or not remediated) has been identified and (ii) no change in the Company’s internal control over financial reporting has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(nn) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(oo) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not granted to any person or entity a stock option or other equity-based award to purchase shares of Common Stock pursuant to an equity-based compensation plan or otherwise.

(pp) The Registration Statement, the Prospectus, the Time of Sale Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Time of Sale Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.

(qq) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

(rr) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity (as defined in Section 9) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ss) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and that is not so described in such documents.

(tt) Commencing with its taxable year ended December 31, 2017, the Company was organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code and its proposed method of operation, as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation (inasmuch as they relate to the Company’s qualification and taxation as a REIT) set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus are true, complete and correct summaries of the legal or tax matters described therein in all materials respects.

(uu) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon, except, in each case, where the failure to file such tax returns or pay such taxes would not have a Material Adverse Effect, or, except as such taxes currently being contested in good faith and for which reserves required by U.S. GAAP have been made), and no proposed tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(vv) The Company has taken all necessary actions to ensure that upon the initial filing of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the initial filing of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company.

(ww) Neither the Company nor any of its subsidiaries or other controlled affiliates has taken or will take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act.

(xx) Any statistical, tenant and market-related data included in the Registration Statement, the Time of Sale Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(yy) The Shares have been approved for listing on the NYSE, subject to official notice of issuance.

(zz) The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by Securities Act and the rules and regulations under the Securities Act, the Exchange Act and the rules and regulations under the Exchange Act and the Public Company Accounting Oversight Board.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth in Schedule I hereto opposite its name at $18.85 per share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 9,075,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. Morgan Stanley may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional

Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date (an “Option Closing Date”) must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. On any Option Closing Date, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $20.00 per share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.66 per share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February 5, 2018, or at such other time on the same or such other date, not later than February 5, 2018, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 7, 2018, as shall be designated in writing by you.

The Shares will be delivered to the Representatives in book-entry form through the facilities of The Depository Trust Company (“DTC”). The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligation of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have been declared effective by the Commission not later than 2:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any public notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from the respective dates of the Registration Statement, the Time of Sale Prospectus and the Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company and the General Partner of the Operating Partnership, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company and the Operating Partnership contained in this Agreement are true and correct as of the Closing Date and that each of the Company and the Operating Partnership has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate on behalf of the Company and the General Partner of the Operating Partnership may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion of Kramer Levin Naftalis & Frankel LLP, outside counsel for the Company and the Operating Partnership, dated the Closing Date, with respect to the matters identified in Exhibits A-1 and A-2 hereto. In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and the General Partner of the Operating Partnership and certificates of public officials.

(d) The Underwriters shall have received on the Closing Date an opinion of Ballard Spahr LLP, Maryland corporate counsel for the Company, dated the Closing Date, with respect to the matters identified in Exhibit B hereto.

(e) The Underwriters shall have received on the Closing Date an opinion of Sidley Austin LLP, in form and substance reasonably satisfactory to the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by Maryland law, upon the opinion of Ballard Spahr LLP referred to in Section 5(d). In giving such opinions, such counsel may rely, as to matters of fact, to the extent it deems proper, on certificates of officers of the Company and the General Partner of the Operating Partnership and certificates of public officials.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial information of Caesars Entertainment Corporation contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, (i) substantially in the form of Exhibit C-1 hereto signed by the persons listed on Schedule IV-1 hereto and (ii) substantially in the form of Exhibit C-2-A or Exhibit C-2-B hereto signed by the persons listed on Schedule IV-2 hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(j) On the Closing Date, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company and the General Partner of the Operating Partnership, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Kramer Levin Naftalis & Frankel LLP, outside counsel for the Company and the Operating Partnership, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Ballard Spahr LLP, Maryland corporate counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion of Sidley Austin LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vii) such other documents as you may reasonably request with respect to the good standing of the Company and the Operating Partnership, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, signed copies of the Registration Statement (including exhibits thereto) and to deliver to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the

Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Delivery Period”), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) During the Delivery Period to advise each Underwriter, promptly after it receives notice thereof, of the issuance of any stop order by the Commission, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain its withdrawal.

(h) To use its reasonable best efforts to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it is not so qualified or to subject it to taxation in any jurisdiction where it is not otherwise so subject.

(i) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j) The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ended December 31, 2017, and, unless the Board determines otherwise, use its best efforts to remain qualified for taxation as a REIT thereafter.

(k) The Company will cooperate with the Underwriters and use its best efforts to permit the Shares to be eligible for clearance, settlement and trading through the facilities of DTC.

(l) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(m) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA which shall not exceed $35,000; (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE and, if the Company so elects, other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution,” Section 9 entitled “Directed Share Program Indemnification” and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make, one-half of the cost of any aircraft chartered in connection with the road show, any lodging, commercial airfare and other expenses attributable to employees of the Underwriters (including in connection with the road show), and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Shares.

(n) Each of the Company and the Operating Partnership also covenants with each Underwriter that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion or exchange of a security outstanding on the date hereof and referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (c) the grant of restricted stock, options or other equity awards pursuant to employee benefit plans of the Company referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided that the recipients thereof execute and deliver to the Representatives a “lock-up” agreement substantially in the form of Exhibit C-1, Exhibit C-2-A or Exhibit C-2-B hereto, as applicable, for the remainder of the Restricted Period or, in the case options, such options do not become exercisable during the Restricted Period, (d) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (e) the filing of a registration statement with the Commission on Form S-8 relating to the offering of securities in accordance with the terms of an equity incentive plan, employee benefit plan, employment agreement or similar arrangement, (f) the filing of a resale shelf registration statement with the Commission on Form S-11 pursuant to the Registration Rights Agreement dated as of December 22, 2017 by and among the Company and certain other parties thereto, (g) any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such shares of Common Stock representing up to 10% of the outstanding shares of Common Stock on a fully diluted basis and, with the prior written consent of Morgan Stanley, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for such shares of Common Stock representing greater than 10% of the outstanding shares of Common Stock on a fully diluted basis as of the date of such acquisition or other definitive agreement (as adjusted for stock splits, stock dividends and similar events), in each case, in connection with bona fide mergers, acquisitions or joint ventures, and in each such case the filing of a registration statement with respect to, and the making of any public announcement in respect of, or disclosing the intent to engage in, such transaction referred to above, provided that, in the case of this clause (g), any recipient of such securities shall execute and deliver to the Representatives a “lock-up” agreement substantially in the form of Exhibit C-1, Exhibit C-2-A or Exhibit C-2-B hereto, as applicable, or (h) the establishment (or amendment) of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the Company regarding the establishment or amendment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

8. Indemnity and Contribution. (a) The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter, their directors, their officers, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriter Information.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, the Operating Partnership and each person, if any, who controls the Company and the Operating Partnership within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity (contained in Section 8(a)) from the Company and the Operating Partnership to such Underwriter, but only with reference to the Underwriter Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company or the Operating Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Partnership and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company, the Operating Partnership and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Operating Partnership contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors, the Operating Partnership or any person controlling the Company or the Operating Partnership and (iii) acceptance of and payment for any of the Shares.

9. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Securities Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 9(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 9(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

11. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Operating Partnership. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement (which, for the purposes of this Section 11, shall not include termination by the Underwriters under items (i), (iii), (iv) or (v) of Section 10), the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their external counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company, the Operating Partnership and the Underwriters with respect to the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and the Operating Partnership acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Operating Partnership or any other person, (ii) the Underwriters owe the Company and the Operating Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Operating Partnership. The Company and the Operating Partnership waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law. This Agreement or any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice of law or conflicting provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of New York to be applied.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department (Fax: (212) 902-9316); and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department (Fax: (646) 855-3073), with a copy to ECM Legal (Fax: (212) 230-8730); and if to the Company shall be delivered, mailed or sent to VICI Properties Inc., 8329 W. Sunset Road, Suite 210, Las Vegas, Nevada 89113, Attention: Edward B. Pitoniak, with a copy to Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036, Attention: Todd E. Lenson and Jordan M. Rosenbaum.

17. Waiver of Jury Trial. Each of the Company and the Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. Submission to Jurisdiction. Each of the Company and the Operating Partnership (i) submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; (ii)

waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts; and (iii) agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company or the Operating Partnership, as applicable, and may be enforced in any court to the jurisdiction of which Company or the Operating Partnership, as applicable, is subject by a suit upon such judgment.

[Signature pages follow]

Very truly yours,

VICI Properties Inc.

By:	/s/ David Kieske
Name: David Kieske
Title: Chief Financial Officer, Executive Vice President, Treasurer

VICI Properties L.P.

By:	VICI Properties GP LLC, its general partner

By:	/s/ David Kieske
Name: David Kieske
Title: Treasurer

[Signature Page to the Underwriting Agreement]

Accepted as of the date hereof Morgan Stanley & Co. LLC Goldman Sachs & Co. LLC Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Jon Sierant
Name: Jon Sierant
Title: Executive Director

By:	Goldman Sachs & Co. LLC

By:	/s/ Ian Taylor
Name: Ian Taylor
Title: Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Chris Porter
Name: Chris Porter
Title: Managing Director, Investment Banking

[Signature Page to the Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	17,269,250
Goldman Sachs & Co. LLC	11,293,333
Merrill Lynch, Pierce, Fenner & Smith Incorporated	9,120,272
Barclays Capital Inc.	4,889,388
Citigroup Global Markets Inc.	4,889,388
Deutsche Bank Securities Inc.	2,716,327
Credit Suisse Securities (USA) LLC	2,716,327
UBS Securities LLC	2,716,327
Stifel, Nicolaus & Company, Incorporated	1,629,796
Citizens Capital Markets, Inc.	1,086,531
Wells Fargo Securities, LLC	1,086,531
Nomura Securities International, Inc.	543,265
Union Gaming Securities, LLC	543,265

Total:	60,500,000

I-1

SCHEDULE II

Time of Sale Prospectus

II-1

SCHEDULE III

The Circled Information

III-1

SCHEDULE IV-1

List of Persons Subject to Lock-up

IV-1-1

SCHEDULE IV-2

List of Entities Subject to Lock-up

IV-2-1

EXHIBIT A-1

MATTERS TO BE ADDRESSED IN OPINION AND 10B-5 LETTER OF

KRAMER LEVIN NAFTALIS & FRANKEL LLP

A-1-1

EXHIBIT A-2

MATTERS TO BE ADDRESSED IN TAX OPINION OF

KRAMER LEVIN NAFTALIS & FRANKEL LLP

A-2-1

EXHIBIT B

MATTERS TO BE ADDRESSED IN OPINION OF

BALLARD SPAHR LLP

B-1

EXHIBIT C-1

FORM OF LOCK-UP LETTER FOR DIRECTORS AND OFFICERS

C-1-1

EXHIBIT C-2-A

FORM OF LOCK-UP LETTER FOR STOCKHOLDERS (OTHER THAN

DIRECTORS AND OFFICERS)

C-2-A-1

EXHIBIT C-2-B

FORM OF LOCK-UP LETTER FOR STOCKHOLDERS (OTHER THAN

DIRECTORS AND OFFICERS)

C-2-B-1